   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                        BAY APARTMENT COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

                    MARYLAND                                       77-0404318
        (State or other jurisdiction of                         (I.R.S. Employer
         incorporation or organization)                       Identification No.)

                    4340 STEVENS CREEK BOULEVARD, SUITE 275
                           SAN JOSE, CALIFORNIA 95129
                    (Address of Principal Executive Offices)

                                GILBERT M. MEYER
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                        BAY APARTMENT COMMUNITIES, INC.
                    4340 STEVENS CREEK BOULEVARD, SUITE 275
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 983-1500
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                            ------------------------

                                    copy to:

                             DAVID W. WATSON, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                                BOSTON, MA 02109
                                 (617) 570-1000
                            ------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
  [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM
                                                            AGGREGATE    PROPOSED MAXIMUM
                                                            OFFERING        AGGREGATE      AMOUNT OF
TITLE OF SHARES                           AMOUNT TO BE      PRICE PER        OFFERING    REGISTRATION
TO BE REGISTERED                          REGISTERED(1)     SHARE(2)         PRICE(2)         FEE
------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.............    1,000,000       $31.625       $31,625,000      $9,584
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to rule 457(c) and (h) under the Securities Act of 1933, as amended, the offering price and registration fee are computed on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on November 15, 1996.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
LOGO

                                1,000,000 SHARES

                        BAY APARTMENT COMMUNITIES, INC.

                                  COMMON STOCK
                            ------------------------
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                            ------------------------

     Bay Apartment Communities, Inc. (the "Company") hereby offers to the holders of its shares of common stock, par value $.01 per share (the "Common Stock"), and preferred stock, par value $.01 per share (the "Preferred Stock" and together with the Common Stock, the "Capital Stock"), the opportunity to participate in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method for stockholders to invest cash dividends and optional cash payments in shares of Common Stock of the Company. All holders of Capital Stock are eligible to participate in the Plan including stockholders whose shares of Capital Stock are held in the name of a nominee or broker (each, a "Participant").

     Participants may purchase additional shares of Common Stock by (i) having the cash dividends on all, or part, of their shares of Capital Stock automatically reinvested, (ii) by receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of Capital Stock and investing in the Plan by making cash payments of not less than $100 or more than $25,000 (or such larger amount as the Company may approve) per quarter ("optional cash payments"), or (iii) by investing both their cash dividends and such optional cash payments.

     A stockholder may begin participating in the Plan by completing an Authorization Card and returning it to American Stock Transfer & Trust Company, as plan administrator. Participants may terminate their participation in the Plan at any time. Stockholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

                The date of this Prospectus is November 22, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Proxy statements, reports and other information concerning the Company can be inspected and copied at the facilities maintained by the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE"), and such materials can be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005, and at the PSE, 301 Pine Street, San Francisco, California 94104. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, and such electronic versions are available to the public at the Commission's World-Wide Web Site, http://www.sec.gov.

     Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. This Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made, which may be obtained via EDGAR or by mail from the Public Reference Section of the Commission at its principal office, at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) Current Report on Form 8-K dated May 6, 1996, (iv) Current Report on Form 8-K, dated May 23, 1996, as amended by the Current Report on Form 8-K/A, dated May 23, 1996, (v) Current Report on Form 8-K, dated July 5, 1996, (vi) Current Report on Form 8-K, dated July 26, 1996, and (vii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated December 7, 1993.

     All other documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering of the Common Stock are to be incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS SHOULD BE MAILED TO: CHIEF FINANCIAL OFFICER, BAY APARTMENT COMMUNITIES, INC., 4340 STEVENS CREEK BOULEVARD, SUITE 275, SAN JOSE, CALIFORNIA 95129. TELEPHONE REQUESTS MAY BE DIRECTED TO (408) 983-1500.

                                  THE COMPANY

     The Company has engaged in apartment community acquisition, development, construction, reconstruction, marketing, leasing and management since 1978 and is one of the most experienced developers and operators of upscale apartment communities in the San Francisco Bay Area. As a self-administered and self-managed real estate investment trust ("REIT"), the Company owns and manages apartment communities located in Northern California (principally in the San Francisco Bay Area) and in Orange County, California.

     The Company is a fully-integrated real estate organization with in-house development, construction, acquisition, reconstruction, financing, marketing, leasing and management expertise. This in-house expertise has allowed the Company to maintain its reputation for developing and constructing apartment communities on time and on budget. The Company has elected to qualify as a REIT for Federal income tax purposes.

     The Company was incorporated under the laws of the State of California in 1978 and reincorporated under the laws of the State of Maryland, pursuant to a reincorporation merger, in July 1995. Its executive offices are located at 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95219, and its telephone number is (408) 983-1500.

                    DESCRIPTION OF THE DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

     The terms of the Company's Plan are set forth below in question and answer format.

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of shares of Capital Stock with a simple and convenient method of investing in additional shares of Common Stock, without paying any brokerage commissions, fees or service charges, as more fully described below in Question 10. In addition to reinvesting cash dividends, Participants may purchase shares of Common Stock through quarterly optional cash payments. At the Company's election, shares of Common Stock purchased under the Plan will be either original issue shares or shares purchased in the open market by the Plan administrator, American Stock Transfer & Trust Company ("American Stock Transfer"). The Plan also has the added benefit of providing the Company with additional funds for general corporate purposes when the Company elects to sell shares of its Common Stock to Participants in the Plan.

ADVANTAGES TO PARTICIPANTS

2.  WHAT ARE THE OPTIONS AVAILABLE TO STOCKHOLDERS?

     Participants in the Plan may purchase additional shares of Common Stock by
(i) having the cash dividends on all or part of their shares of Capital Stock automatically reinvested, (ii) receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of Capital Stock and investing in the Plan by making cash payments of not less than $100 or more than $25,000 (or such larger amount as the Company may approve) per quarter, or (iii) investing both their cash dividends and such optional cash payments in shares of Common Stock.

3.  WHAT ARE THE ADVANTAGES OF THE PLAN?

     No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan; provided, however, that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates.

     The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends or optional cash payments will be 97% of the closing price on the New York Stock Exchange for such shares either on (a) the dividend payment date, or (b) the applicable Investment Date (as defined in Question 12), whichever is higher. For open market purchases, the purchase price will be the weighted average price paid by American Stock Transfer for all shares purchased by it for Participants in the Plan with the proceeds of the cash dividend and/or optional cash payments being invested on the applicable Investment Date.

ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     American Stock Transfer & Trust Company, or such other bank or trust company as the Company may from time to time designate as plan administrator for the participating stockholders, administers the Plan for Participants, maintains records, delivers statements of account to Participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by American Stock Transfer as agent for the Participants and are registered in the name of American Stock Transfer or its nominee, unless and until a Participant requests that a stock certificate for his or her shares be issued, as more fully described below in Question 17.

     All communications regarding the Plan should be sent to American Stock Transfer at the following address:

       American Stock Transfer & Trust Company
       Attention: Dividend Reinvestment Department
       40 Wall Street
       New York, NY 10005

     If you have any questions, please call toll free: 1-800-278-4353

PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE?

     All holders of record of shares of Capital Stock are eligible to participate in the Plan ("Eligible Stockholders"). Beneficial owners of shares of Capital Stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, bank nominee or trustee) may be able to arrange for the entity in whose name the shares are registered to handle the reinvestment of dividends. If not, they must have the shares they wish to enroll in the Plan transferred from the current registered owner to their own names.

6.  HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     An Eligible Stockholder may join the Plan by completing and signing an Authorization Card and returning it to American Stock Transfer. If shares are registered in the name of a nominee or broker, Eligible Stockholders must have the nominee or broker sign the Authorization Card and return it to American Stock Transfer. When completing the Authorization Card, an Eligible Stockholder should be careful to include his or her social security number or taxpayer identification number. Failure to supply this information will result in backup withholding of 31% of payments owed to a Participant. Once enrolled in the Plan, Participants will continue to be enrolled without further action on their part. Participants may change their investment options at any time by completing, signing and returning to American Stock Transfer a new Authorization Card. If a Participant's shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered owners must sign the Authorization Card.

     Additional Authorization Cards and additional copies of this Prospectus may be obtained at any time by written request to American Stock Transfer at the address set forth in Question 4 above.

7.  WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

     An Eligible Stockholder may join the Plan at any time.

     Reinvestment of dividends commences, for any Participant electing such option, with the first dividend paid after such Participant joins the Plan, provided that an Authorization Card is received for such Participant by American Stock Transfer at least one business day before the record date for such dividend. For purposes of the Plan, a "business day" shall mean a day other than a Saturday or Sunday or a day on which banking institutions in the City of New York, New York, are authorized or obligated by law or executive order to close. If any Participant delivers an Authorization Card specifying reinvestment of dividends paid on such Participant's shares of Capital Stock to American Stock Transfer on or after the record date established for payment of a particular dividend on the Capital Stock, reinvestment will commence with the dividend payment date following the next such record date. See Question 13 below for information concerning the investment of optional cash payments.

8. WHAT DOES THE AUTHORIZATION CARD SAY ABOUT DIVIDENDS AND OPTIONAL CASH PAYMENTS?

     Except with respect to dividends on shares of Common Stock in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the dividends on all or part of the shares of Capital Stock registered in his or her name by choosing one of the following options on the Authorization Card.

     (a) Full Dividend Reinvestment. If the "Full Dividend Reinvestment" box is checked, American Stock Transfer will apply cash dividends on all shares of Capital Stock registered in the Participant's name, as well as on all shares of Common Stock credited to the Participant's Plan account, to the purchase of additional shares of Common Stock.

     (b) Partial Dividend Reinvestment Only. If the "Partial Dividend Reinvestment Only" box is checked, American Stock Transfer will apply cash dividends on such number and such class or series of shares of Capital Stock as specified by the Participant on the Authorization Card, as well as on all shares of Common Stock credited to the Participant's Plan account, to the purchase of additional shares of Common Stock.

     (c) Dividend Reinvestment and Optional Cash Payments. If the "Dividend Reinvestment and Optional Cash Payments" box is checked, American Stock Transfer will apply cash dividends on such number and such class or series of shares of Capital Stock as specified by the Participant on the Authorization Card, as well as on all shares of Common Stock credited to the Participant's Plan account, and any optional cash payments, to the purchase of additional shares of Common Stock.

     (d) Optional Cash Payments Only. If the "Optional Cash Payments Only" box is checked, American Stock Transfer will apply only optional cash payments and cash dividends on all shares of Common Stock credited to the Participant's Plan account to the purchase of additional shares of Common Stock. Cash dividends on shares of Capital Stock registered in the Participant's name, other than the Common Stock in his or her Plan account, will be paid to the Participant in the usual manner.

     If a Participant signs and returns an Authorization Form without checking the desired option, the Participant will be deemed to have selected to invest all cash dividends on all Capital Stock registered in the Participant's name.

     If a stockholder elects to participate in the Plan, regardless of the method of participation selected, all cash dividends paid on whole or fractional shares of Common Stock in the Participant's Plan account will be automatically reinvested in shares of Common Stock.

9.  HOW MAY PARTICIPANTS CHANGE THEIR INVESTMENT OPTIONS?

     A Participant may change his or her investment option at any time by signing a new Authorization Card and returning it to American Stock Transfer. A change in investment option will be effective on the next dividend payment date if the Authorization Card is received by American Stock Transfer at least one business day before the related dividend record date. If the Authorization Card is received by American Stock Transfer on or after the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PARTICIPATION UNDER THE PLAN?

     Participants incur no brokerage fees or other transaction costs with respect to the purchase of original issue shares from the Company. The Company will also pay all brokerage fees and transaction costs in connection with the purchase of shares in the open market using dividend reinvestments to the extent that such brokerage fees and transaction fees do not exceed 5% of the aggregate amount of the dividends reinvested. Participants will be responsible for paying their pro rata share of any brokerage fees in connection with open market purchasing using dividend reinvestment only to the extent that such brokerage fees, together with any other transaction costs, exceed 5% of the aggregate amount of the dividends reinvested.

     Participants will be responsible for paying their pro rata share of the brokerage fees in connection with open market share purchases using optional cash payments. However, Participants generally will pay a reduced brokerage cost as a result of the larger bulk purchase made on behalf of all Participants.

     If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee for both shares purchased in the open market and original issue shares. Any such commissions or fees will be the responsibility of the Participant.

     The Company pays all fees of American Stock Transfer for administering the Plan.

PURCHASES

11.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR EACH PARTICIPANT?

     The number of shares to be purchased for a Participant's account under the Plan will depend upon the amount of the Participant's dividend being reinvested, the amount of any optional cash payments and the effective purchase price of the Common Stock. Each Participant's account is credited with the number of shares, including fractions computed to at least three decimal places, equal to the total amount invested by him or her divided by the applicable purchase price.

12.  AT WHAT PRICE AND WHEN WILL COMMON STOCK BE PURCHASED UNDER THE PLAN?

     The price of shares of Common Stock purchased under the Plan from the Company with reinvested cash dividends or optional cash payments will be 97% of the closing price on the New York Stock Exchange for such shares either on (a) the dividend payment date, or (b) the applicable Investment Date, whichever is higher. For open market purchases, the purchase price will be the weighted average price paid by American Stock Transfer for all shares purchased by it for Participants in the Plan with the proceeds of the cash dividend and/or optional cash payments being invested on the applicable Investment Date.

     Shares purchased from the Company with reinvested dividends will be made on or promptly following the dividend payment date or, if the Common Stock is not traded on such day, the next trading day (the "Investment Date"). Shares purchased from the Company with optional cash payments received at least two business days prior to an Investment Date will be invested on or promptly following such Investment Date. For purposes of the Plan, a "business day" shall mean a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close. Shares of Common Stock purchased in the open market with either reinvested cash dividends or optional cash payments will be invested as soon as practicable after the dividend payment date. See Question 13 below for additional details on the investment of optional cash payments. No interest will be paid on funds held by American Stock Transfer pending investment of dividends or optional cash payments.

     It is within the Company's discretion to determine whether it will sell new shares or require open market purchases in connection with each investment under the Plan. If the Company does not elect to sell shares of Common Stock to Participants in the Plan for a particular Investment Date, American Stock Transfer shall purchase shares of Common Stock on or as soon as practicable after such Investment Date on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as American Stock Transfer may determine.

     Since purchase prices for the Common Stock are established on the applicable Investment Date or dividend payment date, as the case may be, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither the Company nor American Stock Transfer can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan.

13.  HOW MUCH CAN BE INVESTED THROUGH OPTIONAL CASH PAYMENTS AND HOW ARE THEY
MADE?

     Optional cash payments may be made at any time and in varying amounts of not less than $100 or more than $25,000 per quarter. Optional cash payments in excess of $25,000 per quarter may be made by a Participant only upon the acceptance by the Company of a written Request for Waiver from the Participant. Optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum quarterly purchase limit, unless such limit has been waived by the Company, are subject to return to the Participant, without interest.

     Optional cash payments in excess of $25,000 may be made by a Participant only upon acceptance by the Company of a written Request for Waiver from such Participant. No pre-established maximum limit applies to optional cash payments that may be made pursuant to a Request for Waiver. A Request for Waiver must be obtained each calendar quarter prior to the respective Investment Date on which a Participant would like to invest more than $25,000 per quarter. Participants interested in obtaining a Request for Waiver should contact the Company's Chief Financial Officer at (408) 983-1500.

     A Request for Waiver will be considered on the basis of a variety of factors, which may include: the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for the Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of Company securities, the number of shares of Capital Stock held by the Participant submitting the Request for Waiver, the aggregate amount of optional cash payments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. Grants of waivers will be made in the absolute discretion of the Company.

     Unless it waives its rights to do so, the Company may establish for each Investment Date a minimum price (the "Threshold Price") which applies only to the investment of optional cash payments made pursuant to written Requests for Waiver, as described above. The Threshold Price will initially be established by the Company at least five business days prior to the Investment Date; provided, however, that the Company reserves the right to change the Threshold Price at any time. The Threshold Price will be established in the Company's sole discretion after a review of current market conditions and other relevant factors. Participants may obtain the Threshold Price applicable to the next Investment Date by telephoning the Company's Chief Financial Officer at (408) 983-1500. The Threshold Price will be a stated dollar amount that the closing price of the Common Stock on the New York Stock Exchange for the respective Investment Date must equal or exceed. In the event that the Threshold Price is not satisfied for the respective Investment Date, at the Company's discretion each Participant's optional cash payments made pursuant to a written Request for Waiver may be returned, without interest, to such Participant by check. This return procedure will apply regardless of whether shares are purchased by the Agent in the open market or directly from the Company. For any Investment Date, the Company may waive its right to set a Threshold Price for optional cash payments in excess of $25,000. Setting a Threshold Price for an Investment Date shall not affect the setting of a Threshold Price for any subsequent Investment Date. Only optional cash payments in excess of $25,000 are affected by the return procedure and the Threshold Price provision described in this paragraph. All other optional cash payments and all dividend reinvestments will be made without regard to the Threshold Price provision.

     A stockholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to American Stock Transfer & Trust Company) with the Authorization Card. Thereafter, optional cash payments may be made through the use of optional cash payment forms which will be sent to Participants by American Stock Transfer.

     In the event a broker, bank nominee or trustee holds shares of a beneficial owner in the name of a major securities depository, optional cash payments must be made on a Broker and Nominee Form (a "B & N Form"). The B & N Form is the sole means by which a broker, bank nominee or trustee holding shares of a beneficial owner in the name of a major securities depository may invest optional cash payments on behalf of such beneficial owner. In such a case, the broker, bank nominee or trustee must use the B & N Form for transmitting optional cash payments on behalf of the beneficial owner. A B & N Form must be delivered to American Stock Transfer each time that such broker, bank nominee or trustee transmits optional cash payments on behalf of a beneficial owner. B & N Forms will be furnished at any time upon written request to American Stock Transfer at the address specified in question 4.

     Optional cash payments received by the Company at least two business days prior to an Investment Date will be invested on or promptly following the Investment Date, if the shares will be purchased from the Company, or as soon as practicable after the dividend payment date if the shares will be purchased in the open market. However, optional cash payments received after the second business day preceding the related quarterly Investment Date will not be invested until after the following quarterly Investment Date. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH AMERICAN STOCK TRANSFER AS CLOSE AS POSSIBLE TO THE SECOND BUSINESS DAY PRECEDING THE QUARTERLY INVESTMENT DATE. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

     A Participant may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking the "Optional Cash Payments Only" box on the Authorization Card. However, even if the "Optional Cash Payments Only" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional shares of Common Stock.

REPORTS TO PARTICIPANTS

14.  WHAT KIND OF REPORTS ARE SENT TO PARTICIPANTS IN THE PLAN?

     After an investment is made for a Participant's account, whether by reinvestment of dividends or by optional cash payment, the Participant will be sent a statement of his or her account quarterly. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by American Stock Transfer, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date. These statements are a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes.

     In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's Annual Report, Notice of Annual Meeting and Proxy Statement, and income tax information for reporting distributions (including dividends) paid by the Company.

DIVIDENDS

15.  HOW ARE DIVIDENDS CREDITED TO PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

     On shares of Capital Stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of Common Stock. Cash dividends also will be automatically reinvested on all shares which have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date which follows the date of purchase of such shares. On shares of Capital Stock for which a Participant has not directed that dividends be reinvested and on shares owned by stockholders who are not participating in the Plan, cash dividends, if, as and when declared, will be received by them by check as usual.

     Stock dividends or stock splits distributed by the Company on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant.

16.  WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Account balances will be computed to three decimal places and dividends will be paid on the fractional shares.

CERTIFICATES FOR SHARES

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. Shares will be held in the name of American Stock Transfer or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his or her quarterly statement of account. Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant.

     The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant.

     A Participant's rights under the Plan and shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

     Certificates for fractional shares are not issued under any circumstances.

18.  IN WHOSE NAME ARE ACCOUNTS MAINTAINED AND CERTIFICATES REGISTERED WHEN
ISSUED?

     Accounts in the Plan are maintained in the names in which the certificates of Participants were registered at the time they entered the Plan. When issued out of the Plan, certificates for whole shares are similarly registered. Upon written request, certificates may also be registered and issued in names other than the name of the Participant, subject to compliance with any applicable laws and the payment of any applicable taxes. Any such request must be made in writing, signed by the Participant, and the Participant's signature must be guaranteed by a qualified medallion guarantee member.

SALE OF PLAN SHARES

19.  WHEN AND HOW MAY A PARTICIPANT SELL SHARES HELD IN THE PLAN?

     Any Participant, including a Participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan in either of the following ways.

     A Participant may choose to sell all or a portion of his or her shares in the Plan on the open market through the Participant's broker. If a Participant elects to sell through a broker, he or she must first request American Stock Transfer to send the Participant a certificate or certificates representing the requested number of shares in the Plan credited to the Participant's account. As soon as practicable after receipt of such request, American Stock Transfer will issue a certificate or certificates representing the number of shares in the Participant's Plan account for which the Participant has requested certificates, unless other instructions are provided in writing as described in Question 18.

     As an alternative, during any calendar quarter a Participant may request American Stock Transfer to sell up to 1,000 whole shares credited to his or her account under the Plan. American Stock Transfer will use its best efforts to make the sale in the open market within ten trading days after receipt of the written request, and the Participant will receive the proceeds of the sale less any brokerage commissions, transfer taxes and other fees incurred by American Stock Transfer that are allocable to the sale of such Common Stock. A Participant who requests American Stock Transfer to sell up to 1,000 shares in a calendar quarter and wishes to have additional shares sold during such calendar quarter through his or her broker will receive a certificate in his or her name representing the whole shares that he or she wishes to sell through a broker.

     Any written instructions that do not clearly indicate the whole number of shares to be sold, or that "all" Plan shares are to be sold, will be returned to the Participant with no action taken. If all shares of Common Stock held in a Participant's Plan account are sold, the account will be terminated and the Participant will have to complete a new Authorization Card (see Question 6) in order to again participate in the Plan.

     A Participant who wishes to sell some or all of his or her shares in the Plan should be aware of the risk under either selling option that the price of the Common Stock may decrease between the time that the Participant determines to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by the Participant. No check for the proceeds of such sale will be mailed prior to the settlement of funds from the brokerage firm through which shares in the Plan are sold. Settlement is three business days after the sale of the shares.

     All information relating to the sale of shares in the Plan will be reported to the Internal Revenue Service pursuant to applicable legal requirements.

WITHDRAWAL FROM THE PLAN

20.  WHEN AND HOW MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

     A Participant may withdraw from the Plan by giving written notice to American Stock Transfer that he or she wishes to withdraw. When a Participant withdraws from the Plan (or upon termination of the Plan by the Company) certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in such account.

     If the written request to withdraw is received by American Stock Transfer at least five business days before the record date for the next dividend, the withdrawal will be duly processed and such dividend will not be reinvested on the next dividend payment date. Any written notice of termination received fewer than five business days before a dividend record date will not be effective until dividends for such record date have been invested and the shares have been allocated to the account of the respective Participant. After such dividends are invested and allocated to the Participants' accounts, withdrawal requests will be processed. Allocations may take up to two weeks after dividend payment. Neither American Stock Transfer nor the Company is responsible for losses during such periods. Any optional cash payment sent to American Stock Transfer prior to the request to withdraw will be invested in shares of Common Stock unless the Participant expressly requests in writing that the optional cash payment be returned and American Stock Transfer receives the Participant's written request at least five business days before the next Investment Date.

     A Participant may re-enroll in the Plan at any time by submitting an Authorization Card as described in Question 6 above.

21. MAY A PARTICIPANT TERMINATE THE REINVESTMENT OF DIVIDENDS ON SHARES HELD IN HIS OR HER NAME AND STILL REMAIN IN THE PLAN?

     Yes. A Participant who terminates the reinvestment of dividends paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Dividends paid on the shares left in the Plan continue to be reinvested automatically for his or her account.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

22.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase of shares of Common Stock under the Plan will generally result in the following federal income tax consequences:

          (a) A dividend on shares of Capital Stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional Common Stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan plus the 3% purchase discount (described in Question 12) on reinvested dividends and optional cash payments used to purchase shares from the Company represent dividend income to Participants. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by the Company on behalf of a Participant in connection with purchases on the open market will also constitute a dividend to such Participant for federal income tax purposes.

          (b) Dividends paid to corporate Participants, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

          (c) A Participant's tax basis in additional shares of Common Stock acquired under the Plan with reinvested dividends will be equal to the amount treated as a dividend for federal income tax purposes. A Participant's tax basis in additional shares of Common Stock acquired under the Plan with optional cash payments will be equal to the amount of the optional cash payments. The Participant's holding period for shares of Common Stock acquired with reinvested dividends or optional cash payments will commence on the day after the Investment Date.

          (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

     In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

     The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan and is not tax advice. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

OTHER INFORMATION

23. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME OTHER THAN SHARES UNDER THE PLAN?

     If a Participant disposes of all of the shares of Capital Stock registered in his or her name other than shares purchased for the Participant's account under the Plan, American Stock Transfer, until it is otherwise instructed, continues to reinvest the dividends on the shares of Common Stock in the Participant's Plan account. In the event of a Participant's death or incapacity, the personal representative of his or her estate may provide American Stock Transfer with a written request of withdrawal of the Participant's Plan shares. The Company reserves the right not to reinvest any additional dividends if a Participant has only a fractional share of stock credited to his or her account under the Plan on the record date for any cash dividend on the Capital

Stock. If the Company exercises this right, the Participant will receive a cash payment representing the fractional share and a cash payment for the dividend. The cash payment for the fractional share will be based on the closing price of the Common Stock on the New York Stock Exchange on the date on which the Company exercises this right.

24. IF THE COMPANY ISSUES RIGHTS TO PURCHASE SECURITIES TO THE HOLDERS OF COMMON STOCK, HOW WILL THE RIGHTS ON PLAN SHARES BE HANDLED?

     In the event that the Company makes available to the holders of its Common Stock rights to purchase additional shares of Common Stock or any other securities, American Stock Transfer will sell such rights (if such rights are saleable and detachable from the Common Stock) accruing to shares of Common Stock held by American Stock Transfer for Participants and invest the proceeds in additional shares of Common Stock on the next dividend payment date for the Common Stock. In the event that such rights are not saleable or detachable, the Plan will hold such rights for the benefit of Participants. A Participant who wishes to receive directly any such rights may do so by sending to American Stock Transfer, at least five business days before the rights offering record date, a written request that certificates for shares in his or her account be sent to him or her.

25.  WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?

     Any shares representing stock dividends (payable in Common Stock) or stock splits distributed by the Company on shares of Common Stock credited to the account of a Participant under the Plan will be added to the Participant's account. Shares representing stock dividends payable other than in Common Stock or stock splits distributed by the Company on shares of Common Stock credited to the account of a Participant under the Plan shall be paid to American Stock Transfer, which shall distribute the shares in accordance with the interests of Participants in the Plan. Shares representing stock dividends or split shares distributed on shares registered in the name of the Participant will be mailed directly to such Participant in the same manner as to stockholders who are not participating in the Plan.

26. HOW ARE A PARTICIPANT'S SHARES HELD UNDER THE PLAN TO BE VOTED AT MEETINGS OF STOCKHOLDERS?

     All shares of Common Stock credited to the account of a Participant under the Plan are voted by American Stock Transfer as record holder in accordance with instructions of the Participant given to American Stock Transfer on an instruction form or proxy furnished to the Participant. If the Participant desires to vote in person at a meeting, a proxy to vote the number of shares credited to his or her account under the Plan may be obtained upon written request received by American Stock Transfer at least 15 business days before the meeting.

27. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND AMERICAN STOCK TRANSFER UNDER THE PLAN?

     Neither the Company nor American Stock Transfer will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of a failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuations in the market value of the Common Stock. Neither the Company nor American Stock Transfer has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

     THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

28.  MAY THE PLAN BE AMENDED, SUSPENDED OR TERMINATED?

     While the Plan is intended to continue indefinitely, the Company reserves the right to amend, suspend or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of the Participants. To the extent practicable, notice of such suspension, termination or amendment will be sent to all Participants at least 30 days prior to its effective date.

     The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to Participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the stockholders and any optional cash payments received from any such stockholder will be returned to him or her.

29.  WHO INTERPRETS AND REGULATES THE PLAN?

     The Company is authorized to issue such interpretations, adopt such regulations and take such action as it may deem reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by the Company or American Stock Transfer in the good faith exercise of its judgment will be binding on Participants.

RESALE RESTRICTIONS

30. ARE THERE ANY RESTRICTIONS ON THE RESALE OF COMMON STOCK ACQUIRED UNDER THE PLAN?

     Participants who are not "affiliates" of the Company are free to sell at any time the Common Stock acquired under the Plan. Participants who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Securities Act or pursuant to an effective Registration Statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition.

     Directors and certain executive officers of the Company participating in the Plan are also subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the Common Stock made under the Plan with optional cash payments. While such directors and officers are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvested dividends, such purchases must be disclosed on annual reports filed pursuant to Section 16(a) of the Exchange Act.

LIMITATIONS ON PARTICIPATION

31. ARE THERE LIMITATIONS ON PARTICIPATION IN THE PLAN OTHER THAN THOSE DESCRIBED ABOVE?

     The Company reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. In order to enable the Company to meet one of the requirements for continued qualification as a REIT, the Company's Articles of Incorporation limit ownership by any one person to no more than 9.0% of any class or series of the Company's outstanding Capital Stock. No stockholder may acquire any shares pursuant to the Plan that exceed this limit. Some stockholders may be residents of jurisdictions in which the Company determines that it may not be legally or economically feasible to offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Company has no present plans to limit participation in the Plan by any stockholder of record for reasons other than those set forth above, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Company.

32.  WHAT LAW GOVERNS THE PLAN?

     The terms and conditions of the Plan and its operation shall be governed by the laws of the State of Maryland.

                                USE OF PROCEEDS

     The Company will receive proceeds from the sale of Common Stock purchased by American Stock Transfer directly from the Company. The Company intends to use the proceeds from the sale of its Common Stock for general corporate purposes, including the repayment of indebtedness, the acquisition and development of additional apartment home communities, and the repositioning of currently owned apartment communities.

     The Company has no basis for estimating either the number of shares of Common Stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold. The Company will not receive any proceeds under the Plan from the purchase of shares of Common Stock in the open market by American Stock Transfer.

                                  COMMON STOCK

     The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "BYA." The shares of Common Stock issued or to be issued upon receipt of payment therefor by the Company in accordance with the terms set forth in the Plan will be validly issued, fully paid and non-assessable.

     Holders of the Common Stock of the Company are entitled to share equally, share for share, in dividends payable on shares of Common Stock in cash, stock or other property, when, as and if declared by the Company's Board of Directors. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Company that are distributable to its holders of Common Stock upon such events. Holders of Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders. Holders of Common Stock are not entitled to preemptive rights or to cumulative voting rights.

     The Company's Articles of Incorporation provide that no stockholder may beneficially own more than 9.0% of any class or series of the Company's outstanding Capital Stock. Any attempted transfer or acquisition of Capital Stock that would create a direct or indirect ownership of Capital Stock in excess of this limit or otherwise result in disqualification of the Company as a REIT will be null and void. The Company's Articles of Incorporation provide that Capital Stock subject to this limitation is subject to various rights of the Company to enforce this limitation, including conversion of the shares into nonvoting stock and transfer to a trust. The above summary of the ownership limitation is qualified in its entirety by reference to the Company's Articles of Incorporation, as amended from time to time. The Company reserves the right to invalidate any purchases made under the Plan that, in the Company's sole discretion, may violate the 9.0% ownership limit.

                                    EXPERTS

     The financial statements and schedule thereto incorporated by reference in this Prospectus or elsewhere in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Coopers & Lybrand L.L.P., independent accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts.

                                 CORRESPONDENCE

     All correspondence concerning the Plan should be addressed to:

       American Stock Transfer & Trust Company
       Attention: Dividend Reinvestment Department
       40 Wall Street
       New York, NY 10005
       (Tel. 1-800-278-4353)

===============================================================================

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................     2
Incorporation of Certain Documents by
  Reference............................     2
The Company............................     3
Description of the Dividend
  Reinvestment and Stock Purchase
  Plan.................................     3
  Purpose..............................     3
  Advantages to Participants...........     3
  Administration.......................     4
  Participation........................     4
  Costs................................     6
  Purchases............................     7
  Reports to Participants..............     9
  Dividends............................     9
  Certificates for Shares..............    10
  Sale of Plan Shares..................    10
  Withdrawal from the Plan.............    11
  Tax Consequences of Participation in
     the Plan..........................    12
  Other Information....................    12
  Resale Restrictions..................    14
  Limitations on Participation.........    14
Use of Proceeds........................    15
Common Stock...........................    15
Experts................................    16
Legal Matters..........................    16
Correspondence.........................    16

                             ---------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

===============================================================================


===============================================================================


                    [BAY APARTMENT COMMUNITIES, INC. LOGO]

                              1,000,000 SHARES OF
                                  COMMON STOCK


                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN


                           -------------------------
                                   PROSPECTUS
                           -------------------------


                               NOVEMBER 22, 1996


===============================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the shares of Common Stock registered hereby:

          Registration fee................................................    9,584
          NYSE/PSE listing fees...........................................    6,000
          Printing expenses...............................................    5,000
          Legal fees and expenses.........................................   20,000
          Accounting fees and expenses....................................    2,000
          Blue sky fees and expenses......................................    2,000
          Miscellaneous...................................................    2,416
                                                                            -------
          Total...........................................................  $47,000
                                                                            =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and Bylaws, each as amended, provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Articles of Incorporation and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. The Company has entered into indemnification agreements with certain of its executive officers and members of the Board of Directors who are not officers of the Company, pursuant to which the Company has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors. These provisions and contracts could reduce the legal remedies available to the Company and its stockholders against these individuals.

ITEM 16.  EXHIBITS.

   5.1    Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
   8.1    Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters
  23.1    Consent of Coopers & Lybrand LLP, Independent Auditors
  23.2    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
  24.1    Powers of Attorney (included on the signature page of this registration statement)
  99.1    Form of Authorization Card relating to participation in the Plan

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

        Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Bay Apartment Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on this 31st day of October, 1996.

                                       BAY APARTMENT COMMUNITIES, INC.

                                       By: /s/ GILBERT M. MEYER
                                          ....................................
                                           GILBERT M. MEYER
                                           Chairman of the Board and President

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Bay Apartment Communities, Inc. hereby severally constitute Gilbert
M. Meyer and Max L. Gardner, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Bay Apartment Communities, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                            CAPACITY                     DATE
              ---------                            --------                     ----
        /s/ GILBERT M. MEYER            Chairman of the Board,             October 29, 1996
 ....................................    President and Chief Executive
          GILBERT M. MEYER              Officer (Principal Executive
                                        Officer)

         /s/ MAX L. GARDNER             Chief Operating Officer and        October 29, 1996
 ....................................    Director
           MAX L. GARDNER

        /s/ GEOFFREY L. BAKER           Chief Development and              October 29, 1996
 ....................................    Acquisitions Officer and
          GEOFFREY L. BAKER             Director

         /s/ BRUCE A. CHOATE            Director                           October 29, 1996
 ....................................
           BRUCE A. CHOATE

        /s/ BRENDA J. MIXSON            Director                           October 29, 1996
 ....................................
          BRENDA J. MIXSON

        /s/ THOMAS H. NIELSEN           Director                           October 29, 1996
 ....................................
          THOMAS H. NIELSEN

       /s/ JOHN J. HEALY, JR.           Director                           October 29, 1996
 ....................................
         JOHN J. HEALY, JR.

       /s/ JEFFREY B. VAN HORN          Chief Financial Officer            October 31, 1996
 ....................................    (Principal Financial and
         JEFFREY B. VAN HORN            Accounting Officer)

                                 EXHIBIT INDEX

  EXHIBIT NO.                                    DESCRIPTION
  -----------   -----------------------------------------------------------------------------
       5.1      Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
       8.1      Opinion of Goodwin, Procter & Hoar LLP as to certain tax matters
      23.1      Consent of Coopers & Lybrand LLP, Independent Auditors
      23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)
      24.1      Powers of Attorney (included in Part II of this Registration Statement)
      99.1      Form of Authorization Card relating to participation in the Plan